Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 20, 2008

among

HSN, INC.

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of August 20, 2008, among HSN, INC., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Trustee entered into the Indenture, dated as of July 28, 2008 (the “Indenture”), relating to the Issuer’s 11.25% Senior Notes due 2016 (the “Notes”); and

WHEREAS, the Notes were issued as part of financing relating to the pro rata distribution of 100% of the capital stock of the Issuer to the stockholders of IAC/InterActive Corp, a Delaware corporation; and

WHEREAS, each of the Guarantors became a Domestic Restricted Subsidiary of the Issuer as a result of the Spin-Off, and Sections 4.13 and 9.01 of the Indenture requires each of the Guarantors to execute and deliver to the Trustee this Supplemental Indenture pursuant to which each of the Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

WHEREAS, the Guarantors and the Issuer have requested that the Trustee executed and deliver this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Guarantors and the Issuer, the legal, valid and binding agreement of the Guarantors and the Issuer, in accordance with its terms.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  The Guarantors, by their execution of this Supplemental Indenture, each agree to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

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Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.  The recitals contained herein are made by the Issuer and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference  and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HSN, INC.

By:	/s/ Authorized Signature
Name: Authorized Signature
Title:

AST LLC, as Guarantor
AST SUB, INC., as Guarantor
HOME SHOPPING NETWORK EN
ESPANOL, L.L.C., as Guarantor
HSN DIRECT LLC, as Guarantor
HSN FULFILLMENT LLC, as Guarantor
HSN IMPROVEMENTS, LLC, as Guarantor
HSN INTERACTIVE LLC, as Guarantor
HSN REALTY LLC, as Guarantor
HSNAUTOMATIC LLC, as Guarantor
INGENIOUS DESIGNS LLC, as Guarantor
SHORT SHOPPING LLC, as Guarantor

By:	/s/ James P. Warner
Name: James P. Warner
Title: Secretary

H.O.T. NETWORKS HOLDINGS
(DELAWARE) LLC, as Guarantor
HSN CATALOG SERVICES, INC., as Guarantor
HSN OF NEVADA LLC, as Guarantor

By:	/s/ James P. Warner
Name: James P. Warner
Title: Vice President & Secretary

SIGNATURE PAGE TO HSN, INC. FIRST SUPPLEMENTAL INDENTURE

EXCEPTION MANAGEMENT SERVICES,
LP, as Guarantor

By: HSN General Partner LLC, its general partner

	By:	/s/ James P. Warner
Name: James P. Warner
Title: Executive Vice President, General
Counsel & Secretary

HSN LP, as Guarantor

By: HSN General Partner LLC, its general partner

By:	/s/ James P. Warner
Name: James P. Warner
Title: Executive Vice President, General
Counsel & Secretary

HOME SHOPPING NETWORK EN
ESPANOL, L.P., as Guarantor

By: Home Shopping Network En Espanol LLC, its general partner

	By:	/s/ James P. Warner
Name: James P. Warner
Title: Secretary

SIGNATURE PAGE TO HSN, INC. FIRST SUPPLEMENTAL INDENTURE

BALLARD DESIGNS, INC., as Guarantor
CINMAR, INC., as Guarantor
CINMAR, L.P., as Guarantor
CORNERSTONE BRANDS, INC., as Guarantor
CORNERSTONE CONSOLIDATED
SERVICES GROUP, INC., as Guarantor
GARNET HILL, INC., as Guarantor
SHOPBLINDS.COM, INC., as Guarantor
SMITH & NOBLE, LLC, as Guarantor
THE CORNERSTONE HOLDINGS GROUP, INC., as Guarantor
THE TERRITORY AHEAD, INC., as Guarantor
TRAVELSMITH OUTFITTERS, INC., as Guarantor
UNITED INDEPENDENT, INC., as Guarantor
THE CORNERSTONE BRANDS GROUP, INC., as Guarantor

By:	/s/ Matthew D. Soyster
Name: Matthew D. Soyster
Title: Vice President, General Counsel &
Assistant Secretary

CORNERSTONE REAL ESTATE COMPANY
I, LLC, as Guarantor

By:	/s/ Matthew D. Soyster
Name: Matthew D. Soyster
Title: Vice President, General Counsel &
Secretary

SIGNATURE PAGE TO HSN, INC. FIRST SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Authorized Signature
Name:	Authorized Signature
Title:

SIGNATURE PAGE TO HSN, INC. FIRST SUPPLEMENTAL INDENTURE